Exhibit 99.1

For Immediate Release

Contact: Caspar Tudor, Head of Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports Second Quarter 2024 Financial Results

Highlights

•	Sales of $709 million exceeded guidance on a reported basis, declined 4% as reported and 4% in organic constant currency

•	GAAP EPS of $2.40; earnings exceeded guidance with non-GAAP EPS of $2.63, led by strong operational performance

•	Beat driven by better-than-expected performance in China, as well as higher-than-expected M&A contribution to overall sales from Wyatt

•	Ex-China organic constant currency sales growth as expected across Pharma, Industrial, and Academic & Government end markets

•	Full-year outlook reflects the potential for a more gradual market improvement in the second half of the year than previously anticipated

Second Quarter 2024

MILFORD, Mass., July 31, 2024 - Waters Corporation (NYSE: WAT) today announced its financial results for the second quarter of 2024.

Sales for the second quarter of 2024 were $709 million, a decrease of 4% as reported, compared to sales of $741 million for the second quarter of 2023. Currency translation decreased sales by 2%, while the impact of acquisitions increased sales by 2%.

On a GAAP basis, diluted earnings per share (EPS) for the second quarter of 2024 was $2.40, compared to $2.55 for the second quarter of 2023. On a non-GAAP basis, EPS was $2.63, compared to $2.80 for the second quarter of 2023. This includes a headwind of approximately 5% due to unfavorable foreign exchange.

“Our team executed well to deliver second quarter results that exceeded both our top-line and bottom-line reported guidance,” said Dr. Udit Batra, President & CEO, Waters Corporation. “Our margins remained resilient, thanks to our disciplined approach to operational management, which offset headwinds from volume, currency, and inflation.”

Dr. Batra added, “We continue to build positive momentum in our business and expect to return to growth in the second half of the year. Looking further ahead, our steady stream of innovative new products positions us well in our attractive end markets.”

Other Highlights

During the second quarter of 2024, sales into the pharmaceutical market decreased 3% as reported and 4% in organic constant currency. Sales into the industrial market decreased 4% as reported and in organic constant currency. Sales into the academic and government market decreased 15% as reported and 16% in organic constant currency. During the quarter, instrument system sales decreased 14% as reported and 17% in organic constant currency. Recurring revenues, which represent the combination of service and precision chemistries, increased 4% as reported and 5% in organic constant currency.

Geographically, sales in Asia during the quarter decreased 7% as reported and 3% in organic constant currency. Sales in the Americas decreased 3% as reported and 7% in organic constant currency. Sales in Europe decreased 3% as reported and 7% in organic constant currency.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Full-Year and Third Quarter 2024 Financial Guidance

Full-Year 2024 Financial Guidance

The Company now expects full-year 2024 organic constant currency sales growth to be in the range of -2.0% to -0.5%. Currency translation is expected to decrease full-year sales growth by approximately 1.5%. M&A contribution from the Wyatt transaction covering the first four-and-a-half months of the year has added 1.3% to full-year reported sales. The resulting full-year 2024 reported sales growth is expected in the range of -2.2% to -0.7%.

The Company expects full-year 2024 non-GAAP EPS to be in the range of $11.55 to $11.65, which includes an estimated headwind of approximately 3% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full year.

Third Quarter 2024 Financial Guidance

The Company expects third quarter 2024 constant currency sales growth to be in the range of +1.0% to +3.0%. Currency translation is expected to decrease third quarter sales growth by approximately 1.5%. The resulting third quarter 2024 reported sales growth is expected in the range of -0.5% to +1.5%.

The Company expects third quarter 2024 non-GAAP EPS to be in the range of $2.60 to $2.70, which includes an estimated headwind of approximately 2% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the third quarter.

Conference Call Details

Waters Corporation will webcast its second quarter 2024 financial results conference call today, July 31, 2024, at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investor Relations” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through August 28, 2024 on the same website by webcast and also by phone at (800) 839-9317.

About Waters Corporation

Waters Corporation (NYSE:WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, food, and environmental sciences for more than 65 years. With approximately 7,500 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as organic constant currency growth rates, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to, and expectations or ability to realize commercial success of the Wyatt transaction; the impact of this transaction on the Company’s business, anticipated progress on Waters’ research programs, development of new analytical instruments and associated software or consumables, manufacturing development and capabilities; the increased indebtedness of the Company as a result of the Wyatt transaction, the repayment of which could impact the Company’s future results, market prospects for its products and sales and earnings guidance; foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar; current global economic, sovereign and political conditions and uncertainties, including the effect of new or proposed tariff or trade regulations as well as other new or changed domestic and foreign laws, regulations and policies; changes in inflation and interest rates; the impacts and costs of war, in particular as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East, and the possibility of further escalation resulting in new geopolitical and regulatory instability; the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers; the Company’s ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions; risks related to the effects of any pandemic on our business, financial condition, results of operations and prospects; changes in timing and demand for the Company’s products among the Company’s customers and various market sectors, particularly as a result of fluctuations in their expenditures or ability to obtain funding; the ability to realize the expected benefits related to the Company’s various cost-saving initiatives, including workforce reductions and organizational restructurings; the introduction of competing products by other companies and loss of market share, as well as pressures on prices from competitors and/or customers; changes in the competitive landscape as a result of changes in ownership, mergers and continued consolidation among the Company’s competitors; regulatory, economic and competitive obstacles to new product introductions; lack of acceptance of new products and inability to grow organically through innovation; rapidly changing technology and product obsolescence; risks associated with previous or future acquisitions, strategic investments, joint ventures and divestitures, including risks associated with achieving the anticipated financial results and operational synergies; contingent purchase price payments and expansion of our business into new or developing markets; risks associated with unexpected disruptions in operations; failure to adequately protect the Company’s intellectual property, infringement of intellectual property rights of third parties and inability to obtain licenses on commercially reasonable terms; the Company’s ability to acquire adequate sources of supply and its reliance on outside contractors for certain components and modules, as well as disruptions to its supply chain; risks associated with third-party sales intermediaries and resellers; the impact and costs of changes in statutory or contractual tax rates in jurisdictions in which the Company operates as well as shifts in taxable income among jurisdictions with different effective tax rates, the outcome of ongoing and future tax examinations and changes in legislation affecting the Company’s effective tax rate; the Company’s ability to attract and retain qualified employees and management personnel; risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its third-party partners; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others, and in connection with government contracts; regulatory, environmental and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives; risks associated with litigation and other legal and regulatory proceedings; and the impact and costs incurred from changes in accounting principles and practices. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s

annual report on Form 10-K for the year ended December 31, 2023, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly report on Form 10-Q for the quarterly period ended March 30, 2024, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net sales	$708,529	$740,576	$1,345,368	$1,425,250
Costs and operating expenses:
Cost of sales	288,244	301,076	550,030	585,456
Selling and administrative expenses	173,247	186,953	347,783	368,909
Research and development expenses	46,182	45,873	90,777	88,564
Purchased intangibles amortization	11,744	6,815	23,578	8,294
Litigation provision	—	—	10,242	—

Operating income	189,112	199,859	322,958	374,027
Other (expense) income, net	(302)	(352)	1,957	1,036
Interest expense, net	(19,398)	(19,232)	(40,647)	(29,615)

Income from operations before income taxes	169,412	180,275	284,268	345,448
Provision for income taxes	26,675	29,721	39,335	53,971

Net income	$142,737	$150,554	$244,933	$291,477
Net income per basic common share	$2.41	$2.56	$4.13	$4.97
Weighted-average number of basic common shares	59,339	58,857	59,287	58,703
Net income per diluted common share	$2.40	$2.55	$4.12	$4.95
Weighted-average number of diluted common shares and equivalents	59,451	59,010	59,445	58,909

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended June 29, 2024 and July 1, 2023

(In thousands)

	Three Months Ended		Percent Change	Impact of Currency	Impact of Acquisitions	Organic Constant Currency Growth Rate (a)
	June 29, 2024	July 1, 2023
NET SALES - OPERATING SEGMENTS
Waters	$622,561	$653,235	(5%)	(2%)	3%	(6%)
TA	85,968	87,341	(2%)	(2%)	0%	0%

Total	$708,529	$740,576	(4%)	(2%)	2%	(4%)

NET SALES - PRODUCTS & SERVICES
Instruments	$294,059	$342,007	(14%)	(1%)	4%	(17%)
Service	273,385	262,650	4%	(2%)	1%	5%
Chemistry	141,085	135,919	4%	(1%)	0%	5%

Total Recurring	414,470	398,569	4%	(2%)	1%	5%

Total	$708,529	$740,576	(4%)	(2%)	2%	(4%)

NET SALES - GEOGRAPHY
Asia	$237,431	$254,623	(7%)	(5%)	1%	(3%)
Americas	274,468	282,927	(3%)	0%	4%	(7%)
Europe	196,630	203,026	(3%)	1%	3%	(7%)

Total	$708,529	$740,576	(4%)	(2%)	2%	(4%)

NET SALES - MARKETS
Pharmaceutical	$415,747	$426,744	(3%)	(2%)	3%	(4%)
Industrial	221,385	229,655	(4%)	(1%)	1%	(4%)
Academic & Government	71,397	84,177	(15%)	(1%)	2%	(16%)

Total	$708,529	$740,576	(4%)	(2%)	2%	(4%)

(a)

The Company believes that referring to comparable organic constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Organic constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Six Months Ended June 29, 2024 and July 1, 2023

(In thousands)

	Six Months Ended		Percent Change	Impact of Currency	Impact of Acquisitions	Organic Constant Currency Growth Rate (a)
	June 29, 2024	July 1, 2023
NET SALES - OPERATING SEGMENTS
Waters	$1,184,460	$1,255,310	(6%)	(1%)	3%	(8%)
TA	160,908	169,940	(5%)	(2%)	0%	(3%)

Total	$1,345,368	$1,425,250	(6%)	(1%)	3%	(8%)

NET SALES - PRODUCTS & SERVICES
Instruments	$536,003	$644,949	(17%)	(0%)	4%	(21%)
Service	534,073	510,867	5%	(2%)	2%	5%
Chemistry	275,292	269,434	2%	(1%)	0%	3%

Total Recurring	809,365	780,301	4%	(2%)	1%	5%

Total	$1,345,368	$1,425,250	(6%)	(1%)	3%	(8%)

NET SALES - GEOGRAPHY
Asia	$444,990	$507,704	(12%)	(4%)	1%	(9%)
Americas	515,639	529,348	(3%)	0%	5%	(8%)
Europe	384,739	388,198	(1%)	2%	3%	(6%)

Total	$1,345,368	$1,425,250	(6%)	(1%)	3%	(8%)

NET SALES - MARKETS
Pharmaceutical	$789,954	$811,642	(3%)	(1%)	4%	(6%)
Industrial	416,719	439,305	(5%)	(1%)	1%	(5%)
Academic & Government	138,695	174,303	(20%)	0%	3%	(23%)

Total	$1,345,368	$1,425,250	(6%)	(1%)	3%	(8%)

(a)

The Company believes that referring to comparable organic constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Organic constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three and Six Months Ended June 29, 2024 and July 1, 2023

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Research & Development Expenses	Operating Income	Operating Income Percentage	Other (Expense) Income	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended June 29, 2024
GAAP	$184,991	$46,182	$189,112	26.7%	$(302)	$169,412	$26,675	$142,737	$2.40
Adjustments:
Purchased intangibles amortization (b)	(11,744)	—	11,744	1.7%	—	11,744	2,810	8,934	0.15
Restructuring costs and certain other items (d)	(1,139)	—	1,139	0.2%	—	1,139	280	859	0.01
Retention bonus obligation (f)	(3,817)	(1,272)	5,089	0.7%	—	5,089	1,221	3,868	0.07

Adjusted Non-GAAP	$168,291	$44,910	$207,084	29.2%	$(302)	$187,384	$30,986	$156,398	$2.63

Three Months Ended July 1, 2023
GAAP	$193,768	$45,873	$199,859	27.0%	$(352)	$180,275	$29,721	$150,554	$2.55
Adjustments:
Purchased intangibles amortization (b)	(6,815)	—	6,815	0.9%	—	6,815	1,616	5,199	0.09
Restructuring costs and certain other items (d)	(5,229)	—	5,229	0.7%	—	5,229	1,217	4,012	0.07
Acquisition related costs (e)	(3,693)	—	3,693	0.5%	—	3,693	886	2,807	0.05
Retention bonus obligation (f)	(2,643)	(881)	3,524	0.5%	—	3,524	846	2,678	0.05

Adjusted Non-GAAP	$175,388	$44,992	$219,120	29.6%	$(352)	$199,536	$34,286	$165,250	$2.80

Six Months Ended June 29, 2024
GAAP	$381,603	$90,777	$322,958	24.0%	$1,957	$284,268	$39,335	$244,933	$4.12
Adjustments:
Purchased intangibles amortization (b)	(23,578)	—	23,578	1.8%	—	23,578	5,642	17,936	0.30
Litigation provision and settlement (c)	(10,242)	—	10,242	0.8%	—	10,242	2,458	7,784	0.13
Restructuring costs and certain other items (d)	(9,486)	—	9,486	0.7%	—	9,486	2,335	7,151	0.12
Retention bonus obligation (f)	(9,542)	(3,181)	12,723	0.9%	—	12,723	3,053	9,670	0.16

Adjusted Non-GAAP	$328,755	$87,596	$378,987	28.2%	$1,957	$340,297	$52,823	$287,474	$4.84

Six Months Ended July 1, 2023
GAAP	$377,203	$88,564	$374,027	26.2%	$1,036	$345,448	$53,971	$291,477	$4.95
Adjustments:
Purchased intangibles amortization (b)	(8,294)	—	8,294	0.6%	—	8,294	1,951	6,343	0.11
Restructuring costs and certain other items (d)	(4,824)	—	4,824	0.3%	—	4,824	1,473	3,351	0.06
Acquisition related costs (e)	(12,035)	—	12,035	0.8%	—	12,035	2,888	9,147	0.16
Retention bonus obligation (f)	(2,643)	(881)	3,524	0.2%	—	3,524	846	2,678	0.05

Adjusted Non-GAAP	$349,407	$87,683	$402,704	28.3%	$1,036	$374,125	$61,129	$312,996	$5.31

(a)	Selling & administrative expenses include purchased intangibles amortization.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)	Litigation provisions and settlement gains were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(d)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)

Acquisition related costs include all incremental expenses incurred, such as advisory, legal, accounting, tax, valuation, and other professional fees. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(f)

In connection with the Wyatt acquisition, the Company started to recognize a two-year retention bonus obligation that is contingent upon the employee’s providing future service and continued employment with Waters. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	June 29, 2024	December 31, 2023
Cash, cash equivalents and investments	$327,361	$395,974
Accounts receivable	610,088	702,168
Inventories	522,927	516,236
Property, plant and equipment, net	636,110	639,073
Intangible assets, net	596,398	629,187
Goodwill	1,297,796	1,305,446
Other assets	458,367	438,770
Total assets	$4,449,047	$4,626,854
Notes payable and debt	$2,006,009	$2,355,513
Other liabilities	1,031,071	1,121,000
Total liabilities	3,037,080	3,476,513
Total stockholders’ equity	1,411,967	1,150,341
Total liabilities and stockholders’ equity	$4,449,047	$4,626,854

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Six Months Ended June 29, 2024 and July 1, 2023

(In thousands and unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Cash flows from operating activities:
Net income	$142,737	$150,554	$244,933	$291,477
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	11,433	10,929	22,346	23,734
Depreciation and amortization	47,229	38,884	95,743	70,038
Change in operating assets and liabilities and other, net	(146,865)	(182,249)	(45,618)	(170,380)

Net cash provided by operating activities	54,534	18,118	317,404	214,869
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(36,104)	(46,607)	(64,759)	(80,997)
Business acquisitions, net of cash acquired	—	(1,285,907)	—	(1,285,907)
Investments in unaffiliated companies	—	—	(1,064)	—
Net change in investments	(11)	—	(36)	(16)

Net cash used in investing activities	(36,115)	(1,332,514)	(65,859)	(1,366,920)
Cash flows from financing activities:
Net change in debt	(50,000)	1,149,742	(350,000)	1,054,782
Proceeds from stock plans	7,904	6,250	21,836	8,628
Purchases of treasury shares	(245)	(236)	(13,334)	(69,741)
Other cash flow from financing activities, net	8,304	2,418	15,285	5,294

Net cash used in financing activities	(34,037)	1,158,174	(326,213)	998,963
Effect of exchange rate changes on cash and cash equivalents	4,755	(155)	6,019	2,252

Decrease in cash and cash equivalents	(10,863)	(156,377)	(68,649)	(150,836)
Cash and cash equivalents at beginning of period	337,290	486,070	395,076	480,529

Cash and cash equivalents at end of period	$326,427	$329,693	$326,427	$329,693

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)
Net cash provided by operating activities - GAAP	$54,534	$18,118	$317,404	$214,869
Adjustments:
Additions to property, plant, equipment and software capitalization	(36,104)	(46,607)	(64,759)	(80,997)
Tax reform payments	95,645	72,101	95,645	72,101
Litigation settlements paid (received), net	9,625	(375)	9,250	(750)
Major facility renovations	—	4,394	—	8,860
Payment of acquired Wyatt liabilities (b)	—	25,617	—	25,617
Payment of Wyatt retention bonus obligation (c)	19,770	—	19,770	—

Free Cash Flow - Adjusted Non-GAAP	$143,470	$73,248	$377,310	$239,700

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

(b)

In connection with the Wyatt acquisition, the Company assumed certain obligations of Wyatt and paid those obligations immediately upon closing the transaction. The Company believes that the assumed obligations do not represent future ongoing business expenses.

(c)

During the three months ended June 29, 2024, the Company made its first retention payment under the Wyatt retention bonus program. The Company believes that these payments are not normal and do not represent future ongoing business expenses.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Twelve Months Ended			Three Months Ended
	December 31, 2024			September 28, 2024
	Range			Range
Projected Sales
Organic constant currency sales growth rate (a)	(2.0%)	-	(0.5%)	1.0%	-	3.0%
Impact of:
Currency translation	(1.5%)	-	(1.5%)	(1.5%)	-	(1.5%)
Acquisitions	1.3%	-	1.3%	—	-	—

Sales growth rate as reported	(2.2%)	-	(0.7%)	(0.5%)	-	1.5%

	Range			Range
Projected Earnings Per Diluted Share
GAAP earnings per diluted share	$10.47	-	$10.57	$2.42	-	$2.52
Adjustments:
Purchased intangibles amortization	$0.60	-	$0.60	$0.15	-	$0.15
Litigation settlement	$0.13	-	$0.13	$—	-	$—
Restructuring costs and certain other items	$0.12	-	$0.12	$—	-	$—
Retention bonus obligation	$0.23	-	$0.23	$0.03	-	$0.03

Adjusted non-GAAP earnings per diluted share	$11.55	-	$11.65	$2.60	-	$2.70

(a)

Organic constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.